   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1999
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                               HOTJOBS.COM, LTD.

             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                    7361                                   13-3931821
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                         ------------------------------

                       24 WEST 40TH STREET, 14(TH) FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 699-5300
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

                             MR. RICHARD S. JOHNSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               HOTJOBS.COM, LTD.
                       24 WEST 40TH STREET, 14(TH) FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 699-5300
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                         ------------------------------

                                   Copies to:

         ALEXANDER D. LYNCH, ESQ.                      ANDREW M. TUCKER, ESQ.
      BROBECK, PHLEGER & HARRISON LLP                       SHAW PITTMAN
         1633 BROADWAY, 47TH FLOOR                    1676 INTERNATIONAL DRIVE
            NEW YORK, NY 10019                            MCLEAN, VA 22102
              (212) 581-1600                               (703) 790-7900

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-89813

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED          PROPOSED
                                                                       MAXIMUM            MAXIMUM
            TITLE OF EACH CLASS OF                 AMOUNT TO BE     OFFERING PRICE       AGGREGATE           AMOUNT OF
             SECURITIES REGISTERED                REGISTERED(1)      PER SHARE(2)    OFFERING PRICE(2)  REGISTRATION FEE(3)
Common Stock, par value $0.01 per share........      600,000            $30.00          $18,000,000            $5,004

(1) Shares of Common Stock previously registered include 3,450,000 shares for which the registration fee has previously been paid.

(2) The proposed maximum offering price per share is based on the proposed offering price for the shares of the Company's Common Stock offered hereby.

(3) Calculated pursuant to Rule 457 under the Securities Act of 1933, as amended.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registration Statement on Form S-1 filed by HotJobs.Com, Ltd. with the Securities and Exchange Commission (File No. 333-89813) pursuant to the Securities Act of 1933, as amended, and declared effective on November 10, 1999 is incorporated by reference into this Registration Statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    All exhibits filed with or incorporated by reference in Registration Statement No. 333-89813 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith:

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
 5.1                    Opinion of Brobeck, Phleger & Harrison, LLP.
23.1                    Consent of Brobeck, Phleger & Harrison, LLP (included in
                        Exhibit 5.1).
23.2                    Consent of KPMG LLP.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of New York, State of New York, on this 10th day of November, 1999.

                                                       HOTJOBS.COM, LTD.

                                                       By:  /s/ RICHARD S. JOHNSON
                                                            -----------------------------------------
                                                            Name: Richard S. Johnson
                                                            Title: President and Chief Executive
                                                            Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard S. Johnson and Stephen W. Ellis as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 1999.

                      SIGNATURE                                           TITLE(S)
                      ---------                                           --------
               /s/ RICHARD S. JOHNSON                  President, Chief Executive Officer and
     -------------------------------------------         Chairman of the Board of Directors
                 Richard S. Johnson                      (principal executive officer)

                /s/ STEPHEN W. ELLIS                   Chief Financial Officer (principal financial
     -------------------------------------------         and accounting officer) and Director
                  Stephen W. Ellis

                /s/ DIMITRI J. BOYLAN                  Chief Operating Officer, Secretary and
     -------------------------------------------         Director
                  Dimitri J. Boylan

                                                       Director
     -------------------------------------------
                  Philip Guarascio

                                                       Director
     -------------------------------------------
                   John A. Hawkins

                 /s/ JOHN G. MURRAY                    Director
     -------------------------------------------
                   John G. Murray

                                                       Director
     -------------------------------------------
                    Kevin P. Ryan

                                 EXHIBIT INDEX

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
 5.1                    Opinion of Brobeck, Phleger & Harrison, LLP.
23.1                    Consent of Brobeck, Phleger & Harrison, LLP (included in
                        Exhibit 5.1).
23.2                    Consent of KPMG LLP.